UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 21, 2006

iStar Financial Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification Number)

1114 Avenue of the Americas, 27th Floor
New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On February 15, 2006, we entered into an underwriting agreement with J.P. Morgan Securities Inc., Lehman Brothers Inc. and Wachovia Capital Markets, LLC, as representatives of the several underwriters named in the Underwriting Agreement in connection with our public offering of $500 million principal amount of our 5.875% Senior Notes due 2016 and $500 million principal amount of our 5.650% Senior Notes due 2011 (collectively, the “Notes”). The Notes were issued pursuant to an Indenture, dated as of February 5, 2001 between the Company and US Bank Trust National Association, as Trustee (the “Trustee”), as supplemented by the Eleventh Supplemental Indenture and the Twelfth Supplemental Indenture each dated as of February 21, 2006, by and between the Company and the Trustee.

ITEM 9.01	Financial Statements and Exhibits.

4.1                                 Form of 5.875% Senior Notes due 2016.

4.2                                 Form of 5.650% Senior Notes due 2011.

4.3                                 Eleventh Supplemental Indenture dated February 21, 2006, by and between the Company and the Trustee.

4.4                                 Twelfth Supplemental Indenture dated February 21, 2006, by and between the Company and the Trustee.

5.1                                 Opinion of Clifford Chance US LLP regarding the legality of the Notes.

23.1                           Consent of Clifford Chance US LLP (included in its opinion filed as Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

iSTAR FINANCIAL INC.

Date:	February 21, 2006	By:	/s/ Jay Sugarman
Jay Sugarman
Chairman and Chief Executive Officer

Date:	February 21, 2006	By:	/s/ Catherine D. Rice
Catherine D. Rice
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Form of 5.875% Senior Notes due 2016.

4.2	Form of 5.650% Senior Notes due 2011.

4.3	Eleventh Supplemental Indenture dated February 21, 2006, by and between the Company and the Trustee.

4.4	Twelfth Supplemental Indenture dated February 21, 2006, by and between the Company and the Trustee.

5.1	Opinion of Clifford Chance US LLP regarding the legality of the Notes.

23.1	Consent of Clifford Chance US LLP (included in its opinion filed as Exhibit 5.1)